Exhibit 10.1

Execution Version

EQUITY PURCHASE AGREEMENT

This EQUITY PURCHASE AGREEMENT (this “Agreement”), dated as of March 10, 2021, is by and between CCUR Holdings, Inc., a Delaware corporation (“CCUR”), AZOKKB, LLC, a New York limited liability company (“Buyer”), LM Capital Solutions, LLC, a New York limited liability company (the “Company”), and Avraham Zeines, an individual (“Zeines”).

WHEREAS, CCUR is the owner of 2,081.6327 Class A Units of the Company (the “Transferred Units”);

WHEREAS, Buyer is the owner of 2,000 Class A Units of the Company and Zeines, who is a member of Buyer, is the owner of 128,777 shares of CCUR’s Common Stock (the “Shares”); and

WHEREAS, CCUR wishes to sell to Buyer, and Buyer wishes to purchase from CCUR, all of CCUR’s right, title and interest in, to and under the Transferred Units, subject to the terms and conditions of this Agreement, including, without limitation, the transfer of the Shares to CCUR as further described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.       Purchase and Sale.

(a) Subject to the terms and conditions set forth herein, CCUR hereby sells, transfers and assigns to Buyer, and Buyer hereby purchases from CCUR, all of CCUR’s right, title and interest in, to and under the Transferred Units, free and clear of any lien, pledge, security interest, charge, claim, encumbrance, agreement, option, voting trust, proxy, adverse claim or other arrangement or restriction of any kind which in substance secures payment of an obligation (each, an “Encumbrance”), other than Encumbrances arising under that certain Amended and Restated Operating Agreement of the Company, dated as February 13, 2019 (as amended, the “LLC Agreement”) or applicable securities laws. Each of CCUR, Buyer and the Company waive any and all transfer restrictions under the LLC Agreement to the extent such restrictions would prohibit or impair the transfer of the Transferred Units hereunder.

(b) The gross purchase price for the Transferred Units (the “Purchase Price”) shall equal $1,579,663, which the parties agree is the amount outstanding as of the date hereof under that certain Master Promissory Note, dated as of February 13, 2019 and amended as of July 17, 2020, given by the Company in favor of CCUR. At the Closing (as defined herein), the Purchase Price shall be reduced as set forth in the summary annexed as Exhibit “A,” as set forth below.

(c) On or before the Closing, Zeines shall, on behalf and for the benefit of Buyer, assign and transfer to CCUR the Shares, free and clear of any Encumbrances (other than Encumbrances arising under applicable securities laws), via electronic transfer to CCUR’s transfer agent. The Purchase Price shall be reduced by the “Closing Share Value” of $356,712, which the parties agree is an amount equal to (A) the $2.77 closing price per share of CCUR’s Common Stock on the last trading day prior to the date hereof, as reported by the OTCQB Venture Market, multiplied by (B) 128,777.

(d) The Company shall be deemed to have made a distribution to Buyer of $63,174 (the “Buyer Distribution”), which amount represents the net cash balance in the Company’s Signature Bank account due to the Buyer (calculated to the best of CCUR’s knowledge) and (ii) assign, transfer and convey to CCUR all of the Company’s right, title and interest in and to the Company’s Signature Bank account, and all cash remaining therein. The Purchase Price shall further be reduced by the Buyer Distribution amount of $63,174. Any income that shall be received into the Signature Bank account post-closing shall be paid to Buyer promptly.

(e) Buyer shall pay to CCUR, by wire transfer of immediately available funds, $1,159,777, which the parties agree is an amount equal to the Purchase Price less (i) the Closing Share Value of $376,712, less (ii) the Buyer Distribution of $63,174. As used herein, Buyer shall not use any cash of the Company for payment of the foregoing or any portion thereof.

2.        Additional Agreements.

(a) Upon and after the Closing, the parties shall take all necessary steps to transfer the Company’s Signature Bank account to CCUR.

(b) Upon the Closing and for ninety (90) days thereafter, CCUR shall provide transition services to Buyer through CCUR’s employee, Laura Mire, consistent with the services historically provided by such employee for the benefit of the Company and at her current salary of $8,586.00 per month. CCUR will be responsible for payment to Laura Mire during said period, and she shall not be an employee of Buyer. Buyer shall reimburse CCUR for 50% of such monthly salary for Mire’s services, at the rate of $4,293.00 per month, for a total of $12,879, which reimbursement shall be made in three (3) equal installments on the last business day of each of March, April and May 2021.

(c) The Company shall retain all of the Company’s right, title and interest in and to the Company’s outstanding receivables from Pacific Atlantic Ventures Limited and Elevation Investment Partners, LLC (the “Receivables”). Buyer shall pay (or cause to be paid) to CCUR 51% of all of the Company’s collections from said Receivables (if any), net of commissions, legal fees and administrative costs actually paid, promptly upon receipt; provided, that Buyer shall not be liable to CCUR for any amounts Buyer is unable to collect from any such third party.

3.        Waiver and Release; Indemnity; Litigation.

(a) In consideration of CCUR’s execution, delivery and performance of this Agreement into this Agreement, each of Buyer and the Company, for and on behalf of itself, and its assigns, hereby knowingly and irrevocably releases and forever discharges CCUR and assigns from any and all claims, obligations and other liabilities arising out of or relating to any act performed or omitted to be performed by CCUR or any present or former representative of CCUR in connection with the business of the Company, or otherwise by virtue of CCUR’s ownership of the Transferred Units or its representatives’ positions with the Company prior to Closing, other than claims, obligations or other liabilities arising under this Agreement (collectively, the “Released Claims”).

(b) From and after the Closing, each of Buyer and the Company shall, jointly and severally, defend, indemnify and hold harmless CCUR from and against any and all liabilities, damages, settlements, penalties, fines, obligations, costs or expenses (including reasonable attorneys’ fees and other expenses of litigation or arbitration) (i) as a result of third party claims, suits, actions, judgments or demands by any syndicator to the Company or (ii) relating to the following action: Daniel A. Silverstein v. AZOKKB LLC f/k/a Luxemark Capital LLC and LM Capital Solutions, LLC, Index No. 650342/2021, Supreme Court of New York, County of New York (the “Silverstein Litigation”).

(c) Within five (5) business days of the execution of this Agreement, Buyer shall cause to be filed a Substitution of Counsel in the Silverstein Litigation, substituting new counsel in place of K&L Gates LLP on behalf of the Company in the Silverstein Litigation, and Buyer shall be fully responsible for all future proceedings in the Silverstein Litigation.

4.        Representations and Warranties of CCUR. CCUR hereby represents and warrants as follows:

(a) CCUR is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. CCUR has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by CCUR of this Agreement, the performance by CCUR of its obligations hereunder and the consummation by CCUR of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of CCUR.

(b) This Agreement has been duly executed and delivered by CCUR and (assuming due execution and delivery by the other parties hereto) constitutes CCUR’S legal, valid and binding obligation, enforceable against CCUR in accordance with its terms.

(c) CCUR is the sole record and beneficial owner of, and has good and valid title to, all of the Transferred Units. Upon the Closing, Buyer shall own the Transferred Units free and clear of all Encumbrances, other than Encumbrances arising under the LLC Agreement or applicable securities laws.

(d) The execution, delivery and performance by CCUR of this Agreement does not conflict with, violate or result in the breach of, or create any Encumbrance on the Transferred Units pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which CCUR is a party or is subject or by which the Transferred Units are bound.

(e) No governmental, administrative or other third party consents or approvals are required by or with respect to CCUR in connection with the execution and delivery of this Agreement and its consummation of the transactions contemplated hereby.

(f) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of CCUR, threatened against or by CCUR that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

5.        Representation and Warranties of Buyer. Buyer hereby represents and warrants as follows:

(a) Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Buyer has full limited liability company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Buyer.

(b) This Agreement has been duly executed and delivered by Buyer and (assuming due execution and delivery by the other parties hereto) constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

(c) No governmental, administrative or other third party consents or approvals are required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(d) The execution, delivery and performance by Buyer of this Agreement do not conflict with, violate or result in the breach of, or create any Encumbrance on the assets of Buyer pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which Buyer is a party or is subject or by which Buyer’s assets are bound.

(e) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Buyer, threatened against or by Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(f) Buyer has sufficient cash on hand to pay the Purchase Price at the Closing and will not use any cash of the Company for such payment or any portion thereof.

(g) Buyer is (i) an “accredited investor” within the meaning of Rule 501(a) of the Securities Act of 1933, as amended (the “Act”), and (ii) purchasing the Transferred Units for Buyer’s own account, for investment purposes only, not as a nominee or agent, and not with a view to the resale or distribution in violation of the Act or state securities laws. Buyer understands that the Transferred Units are being offered in a transaction not involving any public offering within the meaning of the Act, the Transferred Units have not been and will not be registered under the Act and Buyer shall offer, sell or transfer any portion of the Transferred Units only in accordance with the restrictions set forth in the Act and applicable state securities laws.

(h) Buyer is a sophisticated entity with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of participation in the transactions contemplated herein, (ii) Buyer is capable of bearing the economic risks of the transactions contemplated herein, (iii) Buyer has, or has access to, such information as it deems appropriate under the circumstances concerning, among other things, the businesses, financial condition or prospects and litigation issues and outcomes of the issuer of the Transferred Units to make an informed decision regarding the purchase of the Transferred Units (including the Purchase Price therefor), and (iv) Buyer has independently and without reliance on CCUR (other than CCUR’s representations in Section 4 above) or any other party, and based on such information as it deems appropriate, made its own analysis and decision to enter into this Agreement and to consummate the transactions contemplated hereby.

(i) Other than CCUR’s representations in Section 4 above, Buyer is acquiring the Transferred Units without any representation or warranty of any kind or nature whatsoever, express or implied, oral or written, and, in particular, without any implied warranty or representation as to condition, merchantability or suitability as to any of the assets or properties of the Company.

6.        Representation and Warranties of Zeines. Zeines hereby represents and warrants as follows:

(a) Zeines has the legal capacity to enter into this Agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Zeines and (assuming due execution and delivery by the other parties hereto) constitutes a legal, valid and binding obligation of Zeines enforceable against Zeines in accordance with its terms.

(c) No governmental, administrative or other third party consents or approvals are required by or with respect to Zeines in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(d) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Zeines, threatened against or by Zeines that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(e) Zeines is the sole record and beneficial owner of, and has good and valid title to, all of the Shares. Upon the Closing, CCUR shall own the Shares free and clear of all Encumbrances, other than Encumbrances arising under applicable securities laws.

(f) The execution, delivery and performance by Zeines of this Agreement do not conflict with, violate or result in the breach of, or create any Encumbrance on the Shares pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which Zeines is a party or is subject or by which the Shares are bound.

7.        Acknowledgement of Action. All parties acknowledge that they are aware of the pending Supreme New York County Court Action, Daniel A. Silverstein v. AXOKKB LLC f/k/a Luxemark Capital LLC and LM Capital Solutions, LLC, Index No. 650342/2021. Except as set forth herein above, no party has made any representation or relied upon any representation with regard to that action.

8.        Further Assurances. Following the date hereof, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

9.        Notices. Any notice required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made (a) upon delivery, if delivered by hand, courier or email on a business day during normal working hours (otherwise, the business day immediately thereafter), or (b) three (3) business days after being mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the party at the applicable address set forth below (or at such other address as shall be given in writing by one party to the others):

If to CCUR:	CCUR Holdings, Inc.
6470 East Johns Crossing, Suite 490
Duluth, Georgia 30097
Attn: Igor Volshteyn
Email: Igor.Volshteyn@ccurholdings.com

If to Buyer or the Company:	AZOKKB, LLC
55 Broad St., 9th Floor
New York, NY 10004
Attn: Avraham Zeines
Email: abe@abezeines.com

If to Zeines:	Avraham Zeines
c/o AZOKKB, LLC
55 Broad St., 9th Floor
New York, NY 10004
Email: abe@abezeines.com

10.        Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

11.        Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, conditioned or delayed.

12.        Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

13.        Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

14.        Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

15.        Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

16.        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

CCUR:

CCUR HOLDINGS, INC.

By:________________________________
Name: Igor Volshteyn
Title: President and COO

BUYER:

AZOKKB, LLC

By:________________________________
Name:
Title:

COMPANY:

LM CAPITAL SOLUTIONS, LLC

By:________________________________
Name: Igor Volshteyn
Title: President

ZEINES:

____
Avraham Zeines

[Signature Page to Equity Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

CCUR:

CCUR HOLDINGS, INC.

By:__________________________________
Name:
Title:

BUYER:

AZOKKB, LLC

By:__________________________________
Name:
Title:

COMPANY:

LM CAPITAL SOLUTIONS, LLC

By:__________________________________
Name:
Title:

ZEINES:

____
Avraham Zeines

[Signature Page to Equity Purchase Agreement]

EXHIBIT A

CONFIDENTIAL